EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-54006) pertaining to the Daktronics, Inc. 401(k) Plan of our report dated October 23, 2003, with respect to the financial statements and schedules of the Daktronics, Inc. 401(k) Plan included in this Annual Report (Form 11-K) for the four-month period ended April 30, 2003.

/s/ Ernst & Young LLP

Minneapolis, Minnesota
October 23, 2003

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